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                                                                    Exhibit 1-D
                            DUKE ENERGY CORPORATION

                            UNDERWRITING AGREEMENT

                        For Purchase of      Shares of
                        Common Stock of the Corporation






Ladies and Gentlemen:

  1. Introductory. DUKE ENERGY CORPORATION, a North Carolina corporation ("Corporation"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule A hereto (the
"Underwriters") an aggregate of      shares (the "Firm Shares") and, at the
election of the Underwriters, up to      additional shares (the "Optional
Shares") of Common Stock ("Stock") of the Corporation (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3
hereof being collectively called the "Shares").       ("    ") and
("    ") are the representatives (the "Representatives") of the Underwriters.

  2. Representations and Warranties of the Corporation. The Corporation represents and warrants to, and agrees with, the several Underwriters that:

  (a)  A registration statement (No. 333-   , which also constitutes a post-
       effective amendment to a previous registration statement No. 333-
       52204), including a combined prospectus, relating to the Shares and certain other securities has been filed with the Securities and
       Exchange Commission ("Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, for each of the other Underwriters, have been declared effective by the
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       Commission in such form, and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the 1933 Act ("1933 Act Regulations") being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and including the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; and the final prospectus relating to the Shares, in the form first filed pursuant to Rule 424(b) under the 1933 Act Regulations, being hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Corporation filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement).

  (b) The Registration Statement conforms and the Prospectus will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement does not and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Corporation makes no warranty or representation to the Underwriters with respect to any statements or omissions made in reliance upon and in conformity with written information furnished to the Corporation by any Underwriter specifically for use therein.

  (c) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the

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       circumstances under which they were made, not misleading, except that the Corporation makes no warranty or representation to the Underwriters with respect to any statements or omissions made in reliance upon and in conformity with written information furnished to the Corporation by any Underwriter specifically for use therein.

  (d) The compliance by the Corporation with all of the provisions of this Agreement has been duly authorized by all necessary corporate action and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Corporation or any of its Principal Subsidiaries (as hereinafter defined) is a party or by which any of them or their respective property is bound or to which any of their property or assets is subject that would have a material adverse effect on the business, financial condition or results of operations of the Corporation and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or By-Laws of the Corporation or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or its Principal Subsidiaries or any of their respective property that would have a material adverse effect on the business, financial condition or results of operations of the Corporation and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Corporation of the transactions contemplated by this Agreement, except for authorization by the North Carolina Utilities Commission and The Public Service Commission of South Carolina and the registration under the 1933 Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

  (e) This Agreement has been duly authorized, executed and delivered by the Corporation.

  (f) The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Corporation pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any security holder of the Corporation.

  (g) Each of Duke Capital Corporation, PanEnergy Corp, Duke Energy Natural Gas Corporation and Texas Eastern Transmission Corporation, each a Delaware corporation (and herein called a "Principal Subsidiary"), is a direct or indirect wholly owned subsidiary of the Corporation.

  3. Purchase and Sale. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth (a) the Corporation agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Corporation, at a purchase price per share of $ , the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto and
(b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Corporation agrees to issue and sell to each of the Underwriters, and each of the

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Underwriters agrees, severally and not jointly, to purchase from the
Corporation, at the purchase price per share set forth in this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Corporation hereby grants to the Underwriters the right to purchase at
their election up to      Optional Shares, at the purchase price per share set
forth in the paragraph above, for the purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Corporation, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Corporation otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

  4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

  5. Payment and Delivery.

  (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Corporation, shall be delivered by or
       on behalf of the Corporation to     , through the facilities of The
       Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Corporation to the Representatives at least forty-eight hours in advance. The Corporation will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery
       (as defined below) with respect thereto at the office of     ,
              (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., New
       York time, on       or such other time and date as the Representatives
       and the Corporation may agree upon in writing, and, with respect to the Optional Shares, 10:00 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Representatives and the Corporation may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

  (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to subsections (d), (e), (f), (h) and
       (j) of Section 7 hereof, including the

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       cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to the last sentence of such Section 7, will be delivered at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at said offices of Dewey Ballantine LLP at 3:00 p.m., New York time, on the Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or Charlotte, North Carolina are generally authorized or obligated by law or executive order to close.

  6. Covenants of the Corporation. The Corporation covenants and agrees with the several Underwriters that:

  (a) The Corporation will advise you promptly of the filing of any amendment (and effectiveness thereof) or supplementation of the Registration Statement or the Prospectus, of the filing of any Rule 462(b) registration statement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

  (b) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act, the Corporation promptly will prepare and file with the Commission an amendment, supplement or an appropriate document pursuant to Section 13 or 14 of the 1934 Act which will correct such statement or omission or which will effect such compliance.

  (c) The Corporation, during the period when a prospectus relating to the Shares is required to be delivered under the 1933 Act, will timely file all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

  (d) The Corporation will make generally available to its security holders, in each case as soon as practicable but not later than 60 days after the close of the period covered thereby, earnings statements (in form complying with the provisions of Section 11(a) of the 1933 Act, which need not be certified by independent certified public accountants unless required by the 1933 Act) covering (i) a twelve-month period beginning not later than the first day of the Corporation's fiscal quarter next following the effective date of the Registration Statement and (ii) a twelve-month period beginning not later than the first day of the Corporation's fiscal quarter next following the date of this Agreement.

  (e)  The Corporation will furnish to you, without charge, copies of the
       Registration Statement (   of which will be signed and will include
       all exhibits other than those incorporated by reference), the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.


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  (f)  The Corporation will arrange or cooperate in arrangements for the qualification of the Shares for sale under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Corporation shall not be required to qualify as a foreign corporation or to file any general consents to service of process under the laws of any state where it is not now so subject.

  (g) The Corporation will pay all expenses incident to the performance of its obligations under this Agreement including (i) the printing and filing of the Registration Statement and the printing of this Agreement and any Blue Sky Survey, (ii) the issuance and delivery of the Shares as specified herein (other than any transfer taxes), (iii) the fees and disbursements of counsel for the Underwriters in connection with the qualification of the Shares under the securities laws of any jurisdiction in accordance with the provisions of Section 6(f) and in connection with the preparation of any Blue Sky Survey, such fees not to exceed $5,000, (iv) the printing and delivery to the Underwriters, in quantities as hereinabove referred to, of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, (v) any fees and expenses in connection with the listing of the Shares on the New York Stock Exchange, (vi) any filing fee required by the National Association of Securities Dealers, Inc., (vii) the costs of any depository arrangements for the Shares with DTC or any successor depositary and (viii) the costs and expenses of the Corporation relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Corporation, travel and lodging expenses of the Representatives and officers of the Corporation and any such consultants, and the cost of any aircraft chartered in connection with the road show; provided, however, the Underwriters shall reimburse a portion of the costs and expenses referred to in this clause (viii).

  (h) During a period of 90 days from the date of the Prospectus, the Corporation will not, without the prior written consent of the Representatives, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares or enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Shares, whether any such swap or transaction is to be settled by delivery of Shares or other securities, in cash or otherwise; provided, however, that the foregoing shall not apply to any securities or options to purchase any securities granted or sold pursuant to any employee or director compensation plans of the Corporation or employee or other investment plans of the Corporation in effect on the date of this Agreement.

  (i) The Corporation will use its best efforts to maintain the listing of the Shares on the New York Stock Exchange.


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  7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Shares will be subject at each Time of Delivery to the accuracy of the representations and warranties on the part of the Corporation herein, to the accuracy of the statements of officers of the Corporation made pursuant to the provisions hereof, to the performance by the Corporation of its obligations hereunder and to the following additional conditions precedent:

  (a) Prior to such Time of Delivery, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Corporation or you, shall be threatened by the Commission.

  (b) Prior to such Time of Delivery, the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services to (i) any debt securities or preferred stock of the Corporation or (ii) any trust preferred securities of Duke Energy Capital Trust I or Duke Energy Capital Trust II as of the date of this Agreement shall not have been lowered.

  (c) Since the respective most recent dates as of which information is given in the Prospectus and up to such Time of Delivery, there shall not have been any material adverse change in the condition of the Corporation, financial or otherwise, except as reflected in or contemplated by the Prospectus, and, since such dates and up to such Time of Delivery, there shall not have been any material transaction entered into by the Corporation other than transactions contemplated by the Prospectus and transactions in the ordinary course of business, the effect of which in your reasonable judgment is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

  (d) You shall have received an opinion of Ellen T. Ruff, Esq., Senior Vice President and General Counsel of the Corporation, dated such Time of Delivery, to the effect that:

    (i) The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.

    (ii) Each of the Corporation and the Principal Subsidiaries is duly qualified to do business in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure to so qualify, considering all such cases in the aggregate, does not have a material adverse effect on the business, properties, financial position or results of operations of the Corporation and its subsidiaries taken as a whole.

    (iii) The Registration Statement has become effective under the 1933 Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act.

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    (iv)    The descriptions in the Registration Statement and the Prospectus
            of legal or governmental proceedings are accurate and fairly present the information required to be shown, and such counsel does not know of any litigation or any legal or governmental proceeding instituted or threatened against the Corporation or any of its subsidiaries or any of their respective properties that would be required to be disclosed in the Prospectus and is not so disclosed.

    (v) This Agreement has been duly authorized, executed and delivered by the Corporation.

    (vi) The performance by the Corporation of this Agreement will not contravene any of the provisions of the Restated Articles of Incorporation or By-Laws of the Corporation or any statute or any order, rule or regulation of which such counsel is aware of any court or governmental agency or body having jurisdiction over the Corporation or any of its Principal Subsidiaries or any of their respective property, nor will such action conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Corporation or any of its Principal Subsidiaries is a party or by which any of them or their respective property is bound or to which any of their property or assets is subject which affects in a material way the Corporation's ability to perform its obligations under this Agreement.

    (vii) The North Carolina Utilities Commission and The Public Service Commission of South Carolina have issued appropriate orders with respect to the issuance and sale of the Shares in accordance with this Agreement, and, to the best of the knowledge of such counsel, such orders are still in effect; the issuance and sale of the Shares to the Underwriters are in conformity with the terms of such orders; and no other authorization, approval or consent of any other governmental body (other than in connection or compliance with the provisions of the securities or Blue Sky laws of any jurisdiction) is legally required for the issuance and sale of the Shares pursuant to this Agreement.

    (viii) The Shares have been duly authorized; the Shares, when issued and delivered by the Corporation to the Underwriters against payment therefor as described in the Prospectus, will be validly issued, fully paid and nonassessable; none of the Shares are subject to preemptive rights of any security holder of the Corporation; and the Shares conform as to legal matters in all material respects to the description thereof in the Prospectus under the caption "Description of the Common Stock."

Such counsel shall also state that nothing has come to her attention that has caused her to believe that the Registration Statement as of the date of effectiveness under the 1933 Act and the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission and at such Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made,

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not misleading. Such counsel may also state that, except as otherwise expressly provided in such opinion, she does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in or incorporated by reference into the Registration Statement and the Prospectus and does not express any opinion or belief as to the financial statements or other financial data contained in or incorporated by reference into the Registration Statement and the Prospectus.

In rendering the foregoing opinion, such counsel may state that she expresses no opinion as to the laws of any jurisdiction other than North Carolina and may rely on the opinion of Austin, Lewis & Rogers of Columbia, South Carolina as to matters of South Carolina law. Such counsel may also state that she has relied as to certain factual matters on information obtained from public officials, officers of the Corporation and other sources believed by her to be responsible.

  (e) You shall have received an opinion or opinions of Dewey Ballantine LLP, counsel to the Corporation, dated such Time of Delivery, with respect to the matters set forth in (i), (iii), (v) through (viii) of
       Section 7(d) and to the further effect that:

    (i) Each of the Principal Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus.

    (ii) The Corporation is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

    (iii) The Corporation is not a holding company under the Public Utility Holding Company Act of 1935, as amended.

    (iv) The Registration Statement as of the date of effectiveness under the 1933 Act and the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and nothing has come to their attention that would lead them to believe that the Registration Statement as of the date of effectiveness under the 1933 Act (or if an amendment to such Registration Statement or an annual report on Form 10-K has been filed by the Corporation with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission and at such Time of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such opinion may state that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in or incorporated by reference into the Registration Statement and Prospectus except as otherwise expressly provided in such opinion and do not express any

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         opinion or belief as to the financial statements or other
         financial data contained in or incorporated by reference into the Registration Statement and the Prospectus.

    (v)  The statements made in the Prospectus under the caption
         "Description of the Common Stock," insofar as they purport to summarize provisions of documents specifically referred to therein, fairly present the information called for with respect thereto by Form S-3.

    (vi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Corporation of the transactions contemplated by this Agreement, except for authorization by the North Carolina Utilities Commission and The Public Service Commission of South Carolina and such as have been obtained under the 1933 Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

In rendering the foregoing opinion or opinions, Dewey Ballantine LLP may state that such opinion or opinions are limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and that they are relying on the opinion of Ellen T. Ruff, Esq. as to matters of North Carolina law and on the opinion of Austin, Lewis & Rogers of Columbia, South Carolina as to matters of South Carolina law. In addition, such counsel may state that they have relied as to certain factual matters on information obtained from public officials, officers of the Corporation and other sources believed by them to be responsible and that the signatures on all documents examined by them are genuine, assumptions which such counsel have not independently verified.

  (f) You shall have received an opinion of      , counsel for the
      Underwriters, dated such Time of Delivery, with respect to the incorporation of the Corporation, the validity of the Shares, the Registration Statement and the Prospectus, as amended or supplemented, and such other related matters as you may require, and the Corporation shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving their
      opinion,       may rely on the opinion of Ellen T. Ruff, Esq. as to
      matters of North Carolina law and on the opinion of Austin, Lewis & Rogers of Columbia, South Carolina as to matters of South Carolina law.

  (g) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally or of the securities of the Corporation, Duke Energy Capital Trust I or Duke Energy Capital Trust II on the New York Stock Exchange; or (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak or material escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this subsection (g) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus. In such event there shall be no liability on the part of any party to any other party except as otherwise provided in Section 8 hereof and except for the expenses to be borne by the Corporation as provided in Section 6(g) hereof.

  (h) You shall have received a certificate of the Chairman of the Board, the President, any Vice President, the Secretary or an Assistant Secretary and any financial or accounting officer of the Corporation, dated such Time of Delivery, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Corporation in this Agreement are true and correct as of such Time of Delivery, that the Corporation has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Delivery, that the conditions specified in Section 7(b) and Section 7(c) have been satisfied, and that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

  (i) On the date of this Agreement, you shall have received a letter dated the date hereof, in form and substance satisfactory to you, from the Corporation's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus as of a specified date not more than three business days prior to the date of this Agreement.

  (j) At such Time of Delivery you shall have received from the Corporation's independent public accountants a letter, dated such Time of Delivery, to the effect that such accountants reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section 7, except that the specified date referred to shall be a date not more than three business days prior to such Time of Delivery.

  (k) The Shares to be sold at such Time of Delivery shall have been duly listed for trading on the New York Stock Exchange subject to official notice of issuance.

  (l) At the First Time of Delivery, each of the executive officers of the Corporation shall have entered into an agreement substantially in the form of Exhibit 1 hereto.

The Corporation will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

  8. Indemnification. (a) The Corporation agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act, as follows:

    (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the prospectus constituting a part of the Registration Statement in the form in which it became effective or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, such prospectus, or the Prospectus (or any amendment or supplement thereto);

    (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Corporation; and

    (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) of this Section 8.

In no case shall the Corporation be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Corporation shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Corporation shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Corporation shall be entitled to participate at its own expense in the defense, or, if it so elects, within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Underwriter or Underwriters or controlling person or persons, defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In any such suit, any Underwriter or any such controlling person shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Corporation and such Underwriter shall have mutually agreed to the employment of such counsel, or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Corporation and such Underwriter or such controlling person shall have been advised by such counsel that a conflict of interest between the Corporation and such Underwriter or such controlling person may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and also the indemnified party (it being understood, however, that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and all such controlling persons, which firm shall be designated in writing by you). The Corporation agrees to notify you within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person who controls the Corporation within the meaning of Section 15 of the 1933 Act, in connection with the sale of the Shares.

  (b) Each Underwriter severally agrees that it will indemnify and hold harmless the Corporation, its directors and each of the officers of the Corporation who signed the

     Registration Statement and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act to the same extent as the indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Corporation by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), such Preliminary Prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Corporation or any person so indemnified based on the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Corporation, and the Corporation and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

  (c) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) that would otherwise have been indemnified under the terms of such indemnity, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Corporation on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equity considerations. The relative benefits received by the Corporation on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Corporation bear to the total compensation received by the Underwriters in respect of the underwriting discount as set forth in the table on the cover page of the Prospectus, including proceeds from and compensation received with respect to the sale of any Optional Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

  9. Substitution of Underwriters.

  (a) If any Underwriter under this Agreement shall fail or refuse (whether for some reason sufficient to justify, in accordance with the terms hereof, the termination of its obligations to purchase or otherwise) to purchase the Shares which it has agreed to purchase, the Corporation shall immediately notify the remaining Underwriters and the remaining Underwriters may, within 24 hours of receipt of such notice, procure some other responsible party or parties satisfactory to the Corporation, who may include one or more of the remaining Underwriters, to purchase or agree to purchase such Shares on the terms herein set forth; and, if the remaining Underwriters shall fail to procure a satisfactory party or parties to purchase or agree to purchase such Shares on such terms within such period after the receipt of such notice, then the Corporation shall be entitled to an additional period of 24 hours within which to procure another party or parties to purchase or agree to purchase such Shares on the terms herein set forth. In any such case, either the remaining Underwriters or the Corporation shall have the right to postpone the Time of Delivery for a period not to exceed five business days from the date set forth in Section 5 hereof, in order that the necessary changes to the Prospectus and any other documents and arrangements may be effected. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Corporation as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of

     Delivery, then the Corporation shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Corporation as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Corporation shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Corporation to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Corporation, except for the expenses to be borne by the Corporation as provided in
       Section 6(g) hereof and the indemnity and contribution agreement in
       Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

  10. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Corporation or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Corporation, or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Shares.

  11. Reliance on Your Acts. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the Corporation shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

  12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or telecopied and confirmed to the
Underwriters, in care of            Attn:     ,    ,      , (facsimile number
(  )   -  ), or, if sent to the Corporation, will be mailed or telecopied and confirmed to it at 526 South Church Street, Charlotte, N.C. 28202, facsimile number (704) 382-1452, attention of David L. Hauser, Senior Vice President and Treasurer; provided, however, that any notice to an Underwriter pursuant to
Section 8 hereof shall be sent by mail or telecopy to such Underwriter at its address or telecopy number set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address or telecopy number will be supplied to the Corporation by the Representatives. Any such communications shall take effect upon receipt thereof.

  13. Business Day. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

  14. Successors. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Corporation and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Section 8 and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons, officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

  15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

  16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of law or conflict of law principles thereof.

  If the foregoing is in accordance with your understanding, kindly sign and return to us two counterparts hereof, and upon confirmation and acceptance by the Representatives on behalf of each of the Underwriters, this letter and such confirmation and acceptance will become a binding agreement between the Corporation, on the one hand, and each of the Underwriters, on the other hand, in accordance with its terms. It is understood that confirmation and acceptance of this letter by the Representatives on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Corporation for examination, but without warranty on your part as to the authority of the signers thereof.

                                          Very truly yours,

                                          DUKE ENERGY CORPORATION

                                          By: _________________________________
                                              Name:
                                              Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.


By:


By: _________________________________
    Name:
    Title:

On behalf of each of the Underwriters

                                   SCHEDULE A

                                  Underwriters

                                                                                                        Number of Shares to be
                                                                                                         Purchased if Maximum
                                                                        Total Number of Shares to         Option to Purchase
           Underwriter                                                        be Purchased                    Exercised
           -----------                                                  -------------------------       ----------------------




                                                                                  -----                         -----
           Total Shares
                                                                                  =====                         =====

                                                                      Exhibit 1

                            Duke Energy Corporation

                               Lock-Up Agreement

                                                                           ,




    Re: Duke Energy Corporation--Lock-Up Agreement

Ladies and Gentlemen:

    The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule A to such agreement (collectively, the "Underwriters") with Duke Energy Corporation, a North Carolina corporation (the "Corporation"), providing for a public offering (the "Public Offering") of shares of the common stock (the "Common Stock") of the Corporation (the "Shares") pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "SEC").

    In consideration of the agreement by the Underwriters to offer and sell the Shares, the undersigned agrees that, during the period beginning from the date of the definitive prospectus supplement covering the public offering of the Shares and continuing to and including the date (the "Cut-off Date") 90 days after the date of such definitive prospectus supplement, the undersigned will not (i) directly or indirectly offer or sell (or grant any option or warrant to offer to sell), (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Subject Shares (as hereinafter defined), whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Subject Shares or such other securities, in cash or otherwise, or any options or warrants to purchase any Subject Shares, or any securities convertible into, exchangeable for or that represent the right to receive Subject Shares.

    The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned's Subject Shares even if such Subject Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the undersigned's Subject Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Subject Shares.

    The term "Subject Shares" means (i) the shares of Common Stock, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC and (ii) shares of Common Stock acquired prior to the Cut-Off Date pursuant to any employee or director compensation plan of the Corporation or pursuant to any employee or shareholder investment plan of the Corporation.

    Notwithstanding the foregoing, the undersigned may transfer the Subject Shares (i) as a gift or gifts, provided that the donee or donees thereof agree(s) to be bound in writing by the restrictions set forth herein, (ii) to any member of the immediate family of the undersigned provided that the transferee or transferees agree(s) to be bound in writing by the restrictions set forth herein, (iii) to any trust or foundation, provided that the trustee of the trust or foundation agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) to an entity controlled by the undersigned provided the transferee or transferees agree(s) to be bound in writing by the restrictions set forth herein, (v) pursuant to the laws of testamentary or intestate descent, provided that the transferee or transferees agree(s) to be bound in writing by the restrictions set forth herein or (vi) with the prior written consent of the Representatives on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned will have at the time the undersigned acquires each of the Subject Shares, and, except as contemplated by clause (i), (ii), (iii), (iv),
(v) or (vi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to such Subject Shares, free and clear of all liens, encumbrances and claims whatsoever created by the undersigned. The undersigned also agrees and consents to the entry of stop transfer instructions with the Corporation in its capacity as transfer agent and registrar against the transfer of the Subject Shares except in compliance with the foregoing restrictions.

    Notwithstanding the foregoing, the undersigned may not make any transfer of the Shares under clauses (i), (ii), (iii) or (iv) above if any filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required (or be made voluntarily) in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above).

    The undersigned understands that the Corporation and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                                          Very truly yours,

                                          _____________________________________
                                          Exact Name of Shareholder

                                          _____________________________________
                                          Authorized Signature

                                          _____________________________________
                                          Title